UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 20, 2010
Date of Report (Date of earliest event reported)

MERCER GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52660 (Commission File Number)	20-1769847 (IRS Employer Identification No.)

15710 W. Colfax Ave., Suite 201 Golden, Colorado (Address of principal executive offices)	80401 (Zip Code)

(303) 235-8099
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on September 20, 2010, the board of directors of Mercer Gold Corp. (the "Company") accepted the consent of James M. Stonehouse as the Company's Vice President of Exploration.

As a result, the Company's current executive officers and directors are as follows:
Name	Position
Rahim Jivraj	President, Chief Executive Officer & Director
William D. Thomas	Secretary/Treasurer, Chief Financial Officer and & Director
Keith Laskowski	Director
David Shaw	Director
Edward Flood	Director
James M. Stonehouse	Vice President, Exploration

James M. Stonehouse is an experienced mining and resource manager with a long history of field experience in South America beginning as early as 1976. He has played a prominent role in the management of numerous mining companies over the years and has been directly responsible for management and strategic development of over 20 mines, many with significant ore bodies and highly sophisticated applied mining techniques.

Most recently, Mr. Stonehouse served as our Company's country manager in Columbia from June 2010 until his appointment as Vice President, Exploration on September 20, 20010. From January 2007 until August 2009, Mr. Stonehouse was Vice President of Operations for Copper Mesa Mining Corp. in Quito, Ecuador and Prescott, Arizona. From September 2005 to May 2007, he served as Vice President Exploration for Channel Resources Ltd. in Quito, Ecuador. From March 2004 through September 2005, Mr. Stonehouse held various positions at Frontier Mining Ltd. in Almaty and Kurchatov, Kazakhstan, including Vice President Operations and Manager Mine Construction.

Mr. Stonehouse graduated with an M.A., Geology from Dartmouth College in Hanover, New Hampshire in 1976.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MERCER GOLD CORP.
DATE: September 23, 2010.	By: /s/ Rahim Jivraj_____________________ Name: Rahim Jivraj Title: President

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